Jul 31, 2013	Monthly Insight The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years	5 Years	10 Years	Since
					(p.a.)	(p.a.)	(p.a.)	Inception
NAV (%)	3.31	0.47	5.18	14.58	3.01	6.41	14.39	10.70
Market price (%)	2.70	-2.61	-4.16	9.17	1.12	5.97	11.07	9.51
Benchmark (%)	3.24	-2.90	-2.09	12.46	4.32	3.46	11.01	N/A

Performance History	2012	2011	2010	2009	2008	2007	2006	2005
NAV (%)	12.07	-24.37	27.25	72.82	-46.95	86.20	57.10	6.09
Market price (%)	20.46	-27.51	23.60	72.19	-40.65	50.24	65.67	-21.51
Benchmark (%)	22.65	-18.36	13.60	67.12	-49.37	37.97	39.50	10.27

Source: State Street Bank and Trust Company. Source for index data: MSCI as at Jul 31, 2013.

Portfolio Analysis

Sector allocation (%)	Country allocation (%)

Source: State Street Bank and Trust Company as at Jul 31, 2013.	* China includes A-shares (6.3%), A-share equity linked securities (6.9%), B-shares (0.0%), H-shares (11.5%) and Red-chips (15.5%).

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%
HAND ENTERPRISE SOLUTIONS CO., LTD.	I.T.	6.3
CHINA EVERBRIGHT INTERNATIONAL, LTD.	INDUSTRIALS	6.1
TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.	I.T.	5.6
SUN HUNG KAI PROPERTIES, LTD.	FINANCIALS	4.6
INDUSTRIAL & COMMERCIAL BANK OF CHINA	FINANCIALS	4.3
CHINA MOBILE, LTD.	TELECOM	4.1
ENN ENERGY HOLDINGS, LTD.	UTILITIES	3.3
TENCENT HOLDINGS, LTD.	I.T.	3.2
RUENTEX DEVELOPMENT CO., LTD.	FINANCIALS	2.6
HERMES MICROVISION	I.T.	2.2
Total		42.3

Direct Investments	Sector	%
GOLDEN MEDITECH HOLDINGS, LTD. 15.0%, 11/16/13	OTHERS	1.6

Total		1.7

Source: State Street Bank and Trust Company as at Jul 31, 2013.

Fund Details

NAV	$23.75
Market price	$20.52
Premium/Discount	-13.60%
Market cap	US$321.8m
Shares outstanding	15,682,029
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	RCM Asia Pacific Limited

Source: State Street Bank and Trust Company as at Jul 31, 2013.

Distribution History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/ Share	Income	Long-term Capital	Short-term Capital
10 Dec 2012	20 Dec 2012	24 Dec 2012	28 Dec 2012	3.2517	0.3473	2.9044	0.0000
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.9964	0.1742	2.8222	0.0000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.2742	0.3746	1.8996	0.0000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.2557	0.2557	0.0000	0.0000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.8174	0.4813	5.3361	0.0000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.1200	0.2800	9.0000	2.8400
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.0117	0.2996	2.7309	0.9812
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.5119	0.2172	2.2947	0.0000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.5701	0.1963	3.2664	0.1074
19 Dec 2003	29 Dec 2003	31 Dec 2003	15 Jan 2004	1.7800	0.0700	0.6700	1.0400

Source : State Street Bank and Trust Company as at December 31, 2012

The China Fund, Inc. (CHN)

The China Fund Inc.  NAV  Performance of USD $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Jul 31, 2013.

The China Fund Inc.  Premium /  Discount

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Jul 31, 2013.

The China Fund, Inc. (CHN)

Manager’s Commentary

Market Review

Chinese equity markets rebounded during the month after a sharp sell-off  in June.  Investors were encouraged  by Premier  Li’s comments that the government would take the necessary actions to keep real Gross Domestic Product (GDP) growth rate above 7%. Macroeconomic data was still on the weak side, but the market seems  to expect China’s policy to become  more supportive in the second half of the year. The expectation is that more targeted microeconomic support measures may be rolled out in the third quarter, while the macroeconomic policy stance (proactive fiscal policy and prudent monetary policy) may remain unchanged. Environmental projects, small and medium sized enterprises, rural development, rail and information technology (IT) services are expected to receive targeted support  from the government. In addition,  the market showed little reaction to next step taken towards interest  rate liberalization, which was the People’s Bank of China’s announcement of removing the restriction on lending rates from July 20. The change is not expected to impact the net interest margin of China’s banks.

In Taiwan, the economy expanded at a faster-than-expected  pace in the second quarter  as domestic consumption improved. Real Gross Domestic Product rose 2.27 percent from a year earlier after increasing 1.67 percent in the first quarter. The slowdown of China is still a major risk facing Taiwan because the economy is largely supported by China while external demand remains lackluster.

Fund review

The Fund outperformed relative to the benchmark in July, which was mainly attributable to stock selection.   Stock selection in the industrials and information technology sectors helped performance the most.

The top contributor for the month was China Everbright International. The company continued to benefit from positive policy support for environmental protection. Another contributor was Ruentex Development, the share price rose during the month in anticipation of the spin-off of its insurance business next year and a larger part of its property development revenue being recognized in the second half of the year. On the negative  side, one of the top detractors was Digital China. Digital China’s share price was undermined  on concerns over weak personal computer demand as well as a slowdown in corporate IT spending partly due to the change in political leadership and worries over an economic downturn in China. However, Digital China’s valuation is very cheap and it is a key beneficiary of the rollout of smart city projects in China.

Outlook

In the short term, we believe the market will focus on earnings results for the first half of 2013, to be released over the next few weeks. We believe that the earnings results will be mixed while the outlook is likely to remain cautious. However, following the unexpected sharp spike of interbank interest rates in China at the end June, we believe that the PBOC will provide sufficient liquidity into the system to preempt a similar  incident occurring. Combined with official comments  on maintaining growth stability  as  well as  market expectations of reform initiatives to be announced over the next few months, we believe that the market will recover in the second half of 2013. We will continue to focus on stock selection particularly in the industrial, information technology and consumer sectors.

For the Taiwan market, we believe the steady pick up in the global demand for technology products will continue to benefit local producers of electronics components  and support  overall confidence.  The bright job market outlook will boost both consumer confidence and retail spending and in turn overall  GDP growth in the second half of the year. We continue to focus on the stocks that can benefit from the improved demand for technology products. Strong corporate earnings would be the major factor that supports the Taiwan market.

Source : RCM Asia Pacific Limited as at Jul 31, 2013.

The China Fund, Inc. (CHN)

Portfolio Holdings

CUSIP	Security Description	Cost Base	Base MV	Shares	Percentage of Net Assets
B3VN92906	HAND Enterprise Solutions Co., Ltd.	1,793,494.00	23,384,065.00	9,554,573	6.3
663094902	China Everbright International, Ltd.	11,377,285.00	22,834,211.00	25,049,000	6.1
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	16,072,089.00	20,796,358.00	6,084,000	5.6
685992000	Sun Hung Kai Properties, Ltd.	17,289,798.00	16,967,450.00	1,269,000	4.6
B1G1QD902	Industrial & Commercial Bank of China	16,829,555.00	16,038,294.00	24,390,000	4.3
607355906	China Mobile, Ltd.	15,085,051.00	15,357,535.00	1,445,500	4.1
633393905	Enn Energy Holdings, Ltd.	606,420.00	12,205,370.00	2,204,000	3.3
B01CT3905	Tencent Holdings, Ltd.	7,312,795.00	11,888,828.00	262,100	3.2
674842901	Ruentex Development Co., Ltd.	4,180,803.00	9,658,352.00	4,933,904	2.6
B3WH02907	Hermes Microvision Inc.	7,867,215.00	8,342,754.00	269,000	2.2
644094906	Taiwan FamilyMart Co., Ltd.	1,186,926.00	8,232,407.00	1,592,652	2.2
635186901	Digital China Holdings, Ltd.	13,205,899.00	7,971,005.00	7,256,000	2.1
626073902	Delta Electronics, Inc.	4,550,608.00	7,836,276.00	1,615,000	2.1
17313A533	Gree Electric Appliances, Inc. Access Product (expiration 01/17/14)	6,453,442.00	7,745,794.00	1,838,546	2.1
B00G0S903	CNOOC, Ltd.	8,859,687.00	7,621,112.00	4,228,000	2.0
658444906	Merida Industry Co., Ltd.	6,624,016.00	7,510,046.00	1,126,000	2.0
959GRNII9	Taiwan Life Insurance Co., Ltd., 4.0%, 12/28/14	6,178,274.00	7,456,062.00	200,000,000	2.0
B15456906	Bank of China, Ltd.	8,369,492.00	7,423,917.00	17,771,000	2.0
913BMZ902	Ping An Insurance (Group) Company of China, Ltd.	9,494,980.00	7,362,358.00	1,418,047	2.0
619376908	Access Product (expiration 06/30/15) China Resources Land, Ltd.	5,128,719.00	7,014,176.00	2,554,000	1.9
671815900	Qingling Motors Co., Ltd.	8,718,221.00	6,870,567.00	28,960,000	1.8
B1L8PB906	Tong Hsing Electronic Industries, Ltd.	5,919,469.00	6,719,024.00	1,380,000	1.8
637248907	MediaTek Inc.	6,194,126.00	6,711,020.00	559,000	1.8
B2R2ZC908	CSR Corp., Ltd.	7,466,210.00	6,606,556.00	9,930,000	1.8
620267906	Advantech Co., Ltd.	4,104,778.00	6,208,794.00	1,284,000	1.7
644806002	Hutchison Whampoa, Ltd.	5,075,405.00	6,008,858.00	532,000	1.6
986PLG005	Golden Meditech Holdings, Ltd. 15.0%, 11/16/13	6,001,198.00	6,005,609.00	58,222,500	1.6
B3ZVDV905	Sinopharm Group Co., Ltd.	4,940,075.00	5,871,695.00	2,138,000	1.6
608169900	Beijing Enterprises Holdings Ltd	5,587,882.00	5,262,824.00	789,500	1.4
B236JB905	Tiangong International Co., Ltd.	5,449,044.00	4,956,117.00	18,480,000	1.3
626735906	Hong Kong Exchanges and Clearing, Ltd.	4,947,274.00	4,758,095.00	306,500	1.3
B6WY99909	China Medical System Holdings, Ltd.	376,020.00	4,638,507.00	5,139,300	1.2
643055908	Golden Meditech Holdings, Ltd.	4,555,715.00	4,292,041.00	35,040,000	1.2
633521901	Taiwan Hon Chuan Enterprise Co Ltd	4,732,447.00	4,228,783.00	1,904,000	1.1
613623909	Hengan International Group Co., Ltd.	3,889,897.00	4,134,700.00	375,500	1.1
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579.00	3,928,006.00	10,958,500	1.1
17313X574	China State Construction Engineering Corp., Ltd.	4,674,320.00	3,828,026.00	7,375,772	1.0
B6VG8G904	(expiration 01/17/14) Asian Pay Television Trust	4,074,574.00	3,671,452.00	5,200,000	1.0
B57JY2909	China Minsheng Banking Corp Ltd	3,689,595.00	3,667,411.00	3,628,000	1.0
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910.00	3,506,392.00	47,710,000	1.0
B16NHT900	Shui On Land, Ltd.	4,155,622.00	3,307,064.00	11,055,500	0.9
99ZMCS903	Kweichow Moutai Co., Ltd. Access Product (expiration 10/26/15)	4,046,181.00	3,072,972.00	112,684	0.8
B633D9904	Zhongsheng Group Holdings, Ltd.	3,466,065.00	2,759,563.00	2,662,000	0.7
972ZGS900	Gree Electric Appliances, Inc. Access Product	1,898,593.00	1,812,639.00	430,249	0.5
	(expiration 10/14/13)
B4PTR3906	Fook Woo Group Holdings, Ltd.	7,974,083.00	1,119,518.00	25,314,000	0.3
B1TDQL904	Ping An Insurance (Group) Company of China, Ltd.	1,566,145.00	1,089,801.00	209,900	0.3
972ZHB906	Access Product (expiration 01/17/14) China State Construction Engineering Corp., Ltd.	886,370.00	808,261.00	1,555,844	0.2
	(expiration 07/28/14)
ACI0090H8	Zong Su Foods (acquired 09/21/10)	15,000,034.00	0.00	2,677	0.0

Source: State Street Bank and Trust Company as at Jul 31, 2013.

The China Fund, Inc. (CHN)

The information contained herein has been obtained from sources believed to be reliable  but RCM and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without  notice. Past performance  is not indicative of future results. This material is not intended  as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund’s annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund’s website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower  liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified  funds that concentrate investments in a particular geographic region. The Fund is a closed-end exchange traded management  investment company. This material is presented only to provide information  and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.